SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By unanimous consent of its board of directors, dated March 21, 2005, the Company amended its bylaws in accordance with applicable provisions of the Texas Business Corporation Act. A summary of the amendments is as follows:

1. Article I is being amended to more clearly provide for the designation of the registered office and agent.

2. Additional language has been added to Article II to (i) provide for the use of electronic means for proxies, meetings, notices, waivers and consents; (ii) more clearly delineate the rules of procedure for conducting shareholders’ meetings, and (iii) specify the shareholders’ ability to raise matters at a meeting which were not previously raised through the proxy process.

3. Additional language has been added to Article III to provide a clearer reference to electronic delivery of consents.

4. Additional language has been added to Article IV to provide greater specificity regarding the procedures for giving notice to, and receiving waivers of notice from, shareholders, and members of the board and committees thereof.

5. Additional language has been added to provide the board of directors with greater flexibility in appointing officers and assigning them duties.

6. Additional language has been added to Article VII to more clearly outline the rights to indemnification in favor of certain non officer/director team members for certain claims.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1.    Amended and Restated Bylaws of Whole Foods Market, Inc.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: March 22, 2005	By:	/s/ Glenda Flanagan
Glenda Flanagan
Executive Vice President and
Chief Financial Officer

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